EXHIBIT 10.9 FORM OF CHANGE OF CONTROL AGREEMENT BY AND AMONG THE COMPANY, REPUBLIC SECURITY BANK AND EACH OF ALISSA E. BALLOT, BRUCE KEIR, W. ANDREW KIRKMAN, RICHARD KUCI, CARLA POLLARD, JOHN G. PRIMEAU, ROGER SAVAGE, JOAN SCHIMELMAN, THOMAS TRIBBY AND JOSE VIVERO (FILED HEREWITH)

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                           CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement ("Agreement") is made and entered into as of January 27, 1999 by and among Republic Security Bank, a commercial bank organized and operating under the laws of the State of Florida and having its executive offices at 450 South Australian Avenue, West Palm Beach, FL 33401 ( the "Bank"); Republic Security Financial Corporation, a business corporation organized and existing under the laws of the State of Florida and having its executive offices at 450 South Australian Avenue, West Palm Beach, FL 33401 (the "Company"); and _______, an individual residing at _________________ (the "Executive").

                                   WITNESSETH:

WHEREAS, the Company and the Bank consider it essential to the best interest of their respective shareholders to foster the continued employment of the key management personnel of the Company and the Bank; and

WHEREAS, the Company and the Bank recognize that a third party may at some time in the future pursue a Change of Control of the Bank or the Company and that this possibility may result in the departure or distraction of the Bank's or the Company's officers; and

WHEREAS, the Boards of Directors of the Company and the Bank have determined that appropriate steps should be taken to encourage the continued attention and dedication of the Bank's and the Company's officers, including the Executive, to their duties without the distraction that may arise from the possibility of a Change of Control of the Bank or the Company; and

WHEREAS, the Bank and the Company believe that, by assuring certain officers, including the Executive, of reasonable financial security in the event of a Change of Control of the Bank or the Company, such officers will be in a position to perform their duties free from financial self interest and in the best interests of the Bank, the Company and their respective shareholders; and

WHEREAS, for purposes of securing the Executive's services for the Bank (and the Company, if applicable), the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank, and the Board of Directors of the Company has authorized the proper officers of the Company, to enter into a change of control agreement with the Executive on the terms and conditions set forth herein; and

WHEREAS, the Board of Directors of the Company has authorized the Company to guarantee the Bank's obligations under such a change of control agreement; and

WHEREAS, the Executive is willing to make the Executive's services available to the Bank on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank, the Company and the Executive hereby agree as follows:

Section 1.     EFFECTIVE DATE.

(a) This Agreement shall be effective as of the date first above written and shall remain in effect for a period of two (2) years commencing on the date of this Agreement, unless otherwise extended as hereinafter set forth. On the first anniversary of the date first above written and on each anniversary thereafter ("Annual Anniversary Date"), the term of this Agreement shall be extended automatically for an additional year, unless either the Board or the Executive gives contrary written notice to the other not less than sixty (60) days in advance of such anniversary date. If the term of this Agreement has not otherwise terminated and if no Change of Control (as defined in section 10 hereof) has occurred or be pending, the term of this Agreement will terminate on the date of the Executive's termination of employment with the Bank; provided that the obligations under section 8 of this Agreement shall survive the termination of this Agreement if payments become due hereunder.

(b) Notwithstanding anything herein contained to the contrary: (i) the Executive's employment with the Bank may be terminated at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Executive's employment following the expiration of the Assurance Period (as hereinafter defined) upon such terms and conditions as the Bank and the Executive may mutually agree upon.

Section 2.     ASSURANCE PERIOD.

(a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change of Control, as defined in section 10 of this Agreement, and ending on the second anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one (1) additional day each day, unless either the Bank or the Executive elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the second anniversary of the date on which such written notice is given.

(b) Upon termination of the Executive's employment with the Bank and, if applicable, the Company, any daily extensions provided pursuant to the preceding sentence, if not theretofore discontinued, shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the second anniversary of the date of the Change of Control, as defined in section 10 of this Agreement, or the second anniversary of the date on which the daily extensions were discontinued.

Section 3.     DUTIES.

During the period of the Executive's employment that falls within the Assurance Period, the Executive shall: (a) except to the extent allowed under section 6 of this Agreement, devote his full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use his best efforts to advance the Bank's interests; (b) serve in the position to which the Executive is appointed by the Bank, which, during the Assurance Period, shall be the position that the Executive held on the day before the Assurance Period commenced or any higher office at the Bank to which he may subsequently be appointed; and (c) subject to the direction of the Board and the By-laws of the Bank, have such functions, duties, responsibilities and authority commonly associated with such position.

Section 4. Compensation. In consideration for the services rendered by the Executive during the Assurance Period, the Bank (and the Company, if applicable) shall pay to the Executive during the Assurance Period a salary at an annual rate equal to the greater of:

          (a) the annual rate of salary in effect for the Executive on the day before the Assurance Period commenced; or

          (b) such higher annual rate as may be prescribed by or under the authority of the Board;

provided, however, that in no event shall the Executive's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Executive's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in approximately equal installments in accordance with the Bank's (and the Company's, if applicable) customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Executive from receiving additional compensation other than salary for his services to the Bank, or additional compensation for his services to the Company, upon such terms and conditions as may be prescribed by or under the authority of the Board or the Board of Directors of the Company.

Section 5. EMPLOYEE BENEFIT PLANS AND Programs. Except as otherwise provided in this Agreement, the Executive shall, during the Assurance Period, be treated as an employee of the Bank (and the Company, if applicable) and be eligible to participate in and receive benefits under any qualified or non-qualified defined benefit or defined contribution retirement plan, group life, health (including hospitalization, medical and major medical), dental, accident and short and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's (and the Company's, if applicable) customary practices.

Section 6. BOARD Memberships. The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld), and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not materially interfere with the performance of his duties under this Agreement.

Section 7. WORKING FACILITIES AND Expenses. During the Assurance Period, the Executive's principal place of employment shall be at the location to which the Executive is assigned on the day prior to the commencement of the Assurance Period or within a 15 mile radius of such location, or at such other location as the Bank and the Executive may mutually agree upon. The Bank shall provide the Executive, at his principal place of employment, with a private office and support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, the Executive's travel and entertainment expenses, incurred in connection with the performance of the Executive's duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

Section 8. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.(a) In the event that the Executive's employment with the Bank shall terminate during the Assurance Period, or prior to the commencement of the Assurance Period but within three (3) months of and in connection with a Change of Control as defined in section 10 of this Agreement on account of:

           (i) The Executive's voluntary resignation from employment with the Bank within ninety (90) days following:

                     (A) the failure of the Bank's Board to appoint or re-appoint or elect or re-elect the Executive to serve in the same (or the equivalent) position in which the Executive was serving on the day before the Assurance Period commenced or a more senior office;

                     (B) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-laws, action of the Board or the Company's shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities vested in the Executive on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Executive may be appointed), unless during such thirty (30) day period, the Bank fully cures such failure;

                     (C) the failure of the Bank to cure a material breach of this Agreement by the Bank, within thirty (30) days following written notice from the Executive of such material breach;

                     (D) a reduction in the compensation provided to the Executive, or a material reduction in the benefits provided to the Executive under the Bank's program of employee benefits, compared with the compensation and benefits that were provided to the Executive on the day before the Assurance Period commenced;

                    (E) a change in the Executive's principal place of employment to a location outside of Palm Beach County, Florida, or, if the Executive's principal place of employment on the day before the Assurance Period begins is outside Palm Beach County, Florida, then to a location outside of the county in which the Executive's principal place of employment is located on the day before the Assurance Period begins, without the Executive's consent; or

           (ii) the discharge of the Executive by the Bank for any reason other than for "cause" as provided in section 9(a); or

           (iii) the Executive's resignation, voluntary or otherwise, for any reason whatsoever within 90 days following the effective date of the Change of

Control, PROVIDED, HOWEVER, that if the Change of Control is of the type described in Section 10(a) (1), such 90 day period shall not be deemed to commence until the actual consummation of the transaction approved by the stockholders;

then, subject to section 22, the Bank shall provide the benefits and pay to the Executive the amounts provided for under section 8(b) of this Agreement; provided, however, that if benefits or payments become due hereunder as a result of the Executive's termination of employment within the three month period prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Executive had remained in the service of the Bank (upon the terms and conditions in effect at the time of his actual termination of service) and had not terminated employment with the Bank until the date on which the Executive's Assurance Period would have commenced.

(b) Upon the termination of the Executive's employment with the Bank (or the Company, to the extent the Company was making such payments prior to the Executive's termination of employment) under circumstances described in section 8(a) of this Agreement, the Bank shall pay and provide to the Executive (or, in the event of the Executive's death following such termination, to the Executive's estate):

           (i) the Executive's earned but unpaid compensation (including, without limitation, all items which constitute wages under Florida law and the payment of which is not otherwise provided for under this section 8(b)) as of the date of the termination of the Executive's employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than five (5) days after termination of employment;

          (ii) the benefits, if any, to which the Executive is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

           (iii) continued group life, health (including hospitalization, medical and major medical), accident and short and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) and, after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for a period of two years from the date his employments terminates, coverage equivalent to the coverage to which the Executive would have been entitled under such plans (as in effect on the date of his termination of employment, or on the date of the Change of Control, whichever benefits are greater) if the Executive had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Executive's period of actual employment with the Bank;

            (iv) within five (5) days following the Executive's termination of employment with the Bank, a lump sum payment, in an amount equal to the salary that the Executive would have earned if the Executive had continued working for the Bank (and the Company, if applicable) for a period of two years from the date his employment terminates at the highest annual rate of salary achieved during that portion of the term of this Agreement which is prior to the Executive's termination of employment with the Bank, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

            (v) within five (5) days following the Executive's termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

                     (A) the present value of the aggregate benefits to which the Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank if the Executive were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the remaining unexpired Assurance Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 8(b)(i), (iv) and (vii); over

                     (B) the present value of the benefits to which the Executive is actually entitled under such defined benefit pension plans as of the date of his termination; where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

            (vi) within five (5) days following the Executive's termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Executive's period of actual employment with the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of the discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

           (vii) the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank (and the Company, if applicable), if he had continued working for the Bank (and the Company, if applicable) during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of:

                  (A) the maximum percentage rate at which an award was ever available to the Executive under such incentive compensation plan; multiplied by

                 (B) the salary that would have been paid to the Executive during each such calendar year at the highest annual rate of salary achieved during the remaining unexpired Assurance Period, provided that such payments in any event shall be in an aggregate amount not less than two (2) times the highest annual (or annualized, if paid other than annually) cash bonus paid to or earned by the Executive within 2 years prior to the commencement of the Assurance Period, such payments to be made within five (5) days following the Executive's termination of employment.

The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) constitute a reasonable estimate under the circumstances of all damages sustained as a consequence of any such termination of employment, other than damages arising under or out of any stock option, restricted stock or other non-qualified stock acquisition or investment plan or program, it being understood and agreed that this Agreement shall not determine the measurement of damages under any such plan or program in respect of any termination of employment. Such damages shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under sections 8(b)(iii), (iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions which he holds as an Executive, director or committee member with respect to the Bank, the Company or any subsidiary or affiliate of either of them.

Section 9. TERMINATION WITHOUT SEVERANCE Benefits. In the event that the Executive's employment with the Bank (and the Company, if applicable) shall terminate during the Assurance Period on account of:

           (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean willful misconduct that is materially injurious to the financial condition of the Bank or the Company, breach of fiduciary duty involving personal profit, conviction for a felony or the agreement of the Executive to plead guilty to a felony or the entering of a final cease and desist order by the appropriate regulatory authority; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of three quarters of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Executive for cause; or

           (b) the Executive's voluntary resignation from employment with the Bank for reasons other than those specified in section 8(a)(i) or 8(a) (iii); or

           (c) the Executive's death; or

           (d) a determination that the Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Bank and the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which the Executive is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank (and the Company, if applicable).

Section 10. CHANGE OF CONTROL.(a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 50.1% of the common stock or equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the outstanding common stock or equity ownership interests in the Company; and

                           At least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                           Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d- 3 promulgated under the Exchange Act) at least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company; and

                           No person, or persons acting in concert, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of the outstanding common stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the entity resulting from such transaction; and

                           At least a majority of the members of the board of directors of the entity resulting from such transaction are individuals who were described in sections 11(a)(iv)(A) or (B) of this Agreement as of the date of execution of the initial definitive agreement providing for such transaction (or, if earlier, as of the date on which the Board of Directors of the Company authorized such transaction).

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Company after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  any event which would be described in section 10(a)(i), (ii),
                  (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

          (b) In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or any subsidiary of either of them, by the Company, the Bank or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.


Section 11. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR Programs. The termination of the Executive's employment during the Assurance Period or thereafter, whether by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified and non-qualified defined benefit or defined contribution retirement plans, group life, health (including hospitalization, medical and major medical), dental, accident and short and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and any defined contribution plan, employee stock ownership plan, stock option and appreciation rights plan, and restricted stock plan, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Bank or the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 12. SUCCESSORS AND Assigns. This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Bank and the Company, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Bank or the Company may be sold or otherwise transferred.

Section 13. Notices. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, or one (1) day after it is sent by reputable overnight delivery service, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to the Executive:



If to the Bank:

                  Republic Security Bank
                  450 South Australian Avenue
                  West Palm Beach, FL  33401

                  Attention: President


If to the Company:

                  Republic Security Financial Corporation
                  450 South Australian Avenue
                  West Palm Beach, FL  33401
                  Attention: President

Section 14.    INDEMNIFICATION AND ATTORNEYS' FEES.

The Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by the Executive in connection with or arising out of any action, suit or proceeding in which the Executive may be involved, as a result of the Executive's efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

Section 15. SEVERABILITY A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 17. COUNTERPARTS.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 18. GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to conflicts of law principles.

Section 19. HEADINGS AND CONSTRUCTION.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 20. ENTIRE AGREEMENT; MODIFICATIONS.

(a) Except as set forth in Section 20(b), below, this instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

(b) The parties understand that the Bank and the Executive are also parties to an Employment Agreement dated __________ (the "Employment Agreement"). From and after the occurrence of a Change of Control, the terms of this Agreement shall supersede the terms of the Employment Agreement and shall control. The parties understand and agree that it is their intent that, from and after the occurrence of a Change of Control, the obligations of the Bank and the Company shall be those set forth in this Agreement only, and, to the extent necessary to accomplish this intent, this Section 20(b) shall be an amendment to the Employment Agreement, with the effect of terminating all rights and all obligations of all parties under the Employment Agreement upon the occurrence of a Change of Control.

Section 21. GUARANTEE.

The Company hereby irrevocably and unconditionally guarantees to the Executive the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

Section 22. MAXIMUM LIMITATIONS ON SEVERANCE BENEFITS.

Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control of the Bank or the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or the Bank, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or the Bank or such person) (all such payments and benefits, including the payments and benefits provided under this Agreement (the "Severance Payments"), being hereinafter called "Total Payments") would not be deductible (in whole or in part) by the Company, the Bank, an affiliate or a person making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero); provided, however, that Executive may elect (at any time prior to the payment of amounts payable hereunder) to have the noncash severance payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

For purposes of the limitation contained in subsection (a) of this section 22,
(i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the delivery of a notice of termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change of Control of the Company or the Bank, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of Section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and the Bank and Company in applying the terms of this section 22, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then the Executive shall have an obligation to pay the Bank upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at 120% of the rate provided in
Section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment. If the Severance Payments shall be decreased pursuant to section (a) hereof, and the benefits under section 8(b)(iii) which remain payable after the application of this section 22 are thereafter reduced pursuant thereto because of the receipt by the Executive of substantially similar benefits, the Bank shall, at the time of such reduction, pay to the Executive the lowest of (a) the amount of the decrease made in the Severance Payments pursuant to this section 22 hereof, (b) the amount of the subsequent reduction in such benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of Section 280G of the Code.

Section 23. DUAL SERVICE WITH BANK AND COMPANY.

                  If the Executive performs services for the Company in addition to the Bank, the Company shall, with respect to such services and the compensation therefor and with respect to any termination of the Executive's employment, have all of the same obligations imposed on the Bank under this Agreement to the same extent and as though the name of the Company were substituted for the name of the Bank herein and the Executive shall, with respect to such services and the compensation therefor and with respect to any termination of the Executive's employment, have the same rights, privileges and duties relative to the Company as though the name of the Company were substituted for the name of the Bank herein. Any entitlement of the Executive to severance compensation and other termination benefits under this Agreement shall be determined on the basis of the aggregate compensation payable to the Executive by the Bank and the Company, and liability therefor shall be apportioned between the Bank and the Company in the same manner as compensation paid to the Executive for services to each of them; PROVIDED, HOWEVER, that in no event shall the Bank bear any liability for actions of, or obligations undertaken by, the Company under this Agreement. It is the intent and purpose of this Section 23 that the Executive have the same legal and economic rights that he would have if all of his services were rendered to and all of his compensation were paid by either the Bank or the Company, but only by one of them. This Section 23 shall be construed and enforced to give effect to such intent and purpose.


IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.


                                ---------------------------------
                                         Executive



                                REPUBLIC SECURITY BANK


                                By: _________________________________
                                         Name: Rudy E. Schupp
                                         Title: Chairman, President & CEO



                                REPUBLIC SECURITY FINANCIAL CORPORATION



                                By: ________________________________________
                                Name: Rudy E. Schupp
                                Title: Chairman, President & CEO